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                                                                    EXHIBIT 23.2

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8 dated May 30, 1996) pertaining to the GranCare, Inc. 1996 Outside Directors Stock incentive Plan of our report dated February 27, 1996, with respect to the consolidated financial statements and schedule of GranCare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP




Atlanta, Georgia
May 28, 1996